                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report: (Date of earliest event reported) October 1, 2001


                             AM COMMUNICATIONS, INC.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     000-09856             23-1922958
 -------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission          (I.R.S. Employer
        incorporation)               File Number)        Identification No.)


100 Commerce Blvd. Quakertown, Pennsylvania                   18951-2237
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                    (Zip Code)

        Registrant's telephone number, including area code (215) 538-8700

                                Introductory Note
                                -----------------

         The Registrant hereby amends its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on October 15, 2001 to provide the Financial Statements and related Notes required to be provided in connection with the "acquisitions of assets" reported by the Registrant on Form 8-K dated October 15, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)      Financial Statements

         Index to Financial Statements
                                       of
         SRS Communications Corp. and EDJ Communications, Inc.



                                 C O N T E N T S


                                                                         Page
                                                                         ----

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         3


FINANCIAL STATEMENTS

         COMBINED BALANCE SHEETS                                           4

         COMBINED STATEMENTS OF INCOME AND ACCUMULATED EARNINGS            5

         COMBINED STATEMENTS OF CASH FLOWS                                 6

         NOTES TO FINANCIAL STATEMENTS                                     7

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors
SRS Communications Corp. and EDJ Communications, Inc.


         We have audited the accompanying combined balance sheets of SRS Communications Corp. and EDJ Communications, Inc. as of June 30, 2001, December 31, 2000 and 1999, and the related combined statements of income and accumulated earnings and cash flows for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999. These financial statements are the responsibility of SRS Communications Corp. and EDJ Communications, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SRS Communications Corp. and EDJ Communications, Inc. as of June 30, 2001, December 31, 2000 and 1999, and the results of their operations and cash flows for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 3, 2001

              SRS Communications Corp. and EDJ Communications , Inc
                             Combined Balance Sheets

                                                                                                         December 31,
                                                                                   June 30,          --------------------
                                                                                     2001            2000            1999
                                                                                     ----            ----            ----
        ASSETS

Current assets
  Cash                                                                            $  466,695       $ 730,657      $  134,607
  Accounts receivable, net of allowance for doubtful accounts of
    $218,104, $86,401 and $189,475 in 2001, 2000 and 1999, respectively            2,408,605       1,860,394       1,425,383
                                                                                  ----------      ----------      ----------
        Total current assets                                                       2,875,300       2,591,051       1,559,990

Property and equipment, net                                                          696,830         715,031         832,320
Other assets                                                                          18,867          62,548          41,428
                                                                                  ----------         -------      ----------
        Total assets                                                              $3,590,997      $3,368,630      $2,433,738
                                                                                  ==========      ==========      ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current portion of notes payable                                                $   23,589      $   42,406      $    5,618
  Bank lines of credit                                                               998,392         927,014         862,572
  Accounts payable                                                                   153,182         376,305         330,513
  Accrued expenses                                                                   597,026         448,280         174,353
  Deferred income taxes                                                              115,222         113,414         123,476
                                                                                  ----------      ----------      ----------
        Total current liabilities                                                  1,887,411       1,907,419       1,496,532
                                                                                  ----------      ----------      ----------
Other liabilities
  Note payable - long-term                                                           457,428         457,428          19,557
  Officer loans                                                                        9,816           9,816          13,316
  Due to affiliate                                                                         -          84,000          53,023
  Deferred income taxes                                                               96,727         142,398         216,998
                                                                                  ----------      ----------      ----------
        Total other liabilities                                                      563,971         693,642         302,894
                                                                                  ----------      ----------      ----------
        Total liabilities                                                          2,451,382       2,601,061       1,799,426
                                                                                  ----------      ----------       ---------

Commitments and contingencies                                                              -               -               -

Stockholders' equity
  Common stock, no par value, authorized
      20,000 shares in 2001, 2000 and 1999;
      issued and outstanding 2,700 shares in 2001, 2000 and 1999                       2,700           2,700           2,700
  Common stock, no par value, authorized
      20,000 shares in 2001, 2000 and 1999;
      issued and outstanding 11,400 shares in 2001, 2000, and 1999                    11,400          11,400          11,400
  Stock subscription receivable                                                            -         (11,400)        (11,400)
  Accumulated earnings                                                             1,125,515         764,869         631,612
                                                                                  ----------      ----------      ----------
      Stockholders' equity                                                         1,139,615         767,569         634,312
                                                                                  ----------      ----------      ----------
      Total liabilities and stockholders' equity                                  $3,590,997      $3,368,630      $2,433,738
                                                                                  ==========      ==========      ==========


        The accompanying notes are an integral part of these statements.

              SRS Communications Corp. and EDJ Communications, Inc.

             COMBINED STATEMENTS OF INCOME AND ACCUMULATED EARNINGS

                                                           Six months
                                                             ended               Year ended December 31,
                                                            June 30,             -----------------------
                                                              2001               2000                1999
                                                              ----               ----                ----

Revenues                                                   $6,900,392        $10,775,098        $ 7,113,428

Cost and expenses
   Cost of sales                                            5,257,110          8,502,769          5,892,618
   Selling, general and administrative                      1,022,061          2,039,452          1,454,594
                                                          -----------        -----------        -----------

         Operating income (loss)                              621,221            232,877           (233,784)

Other income (expense)                                         10,419            (10,744)                 6
                                                          -----------        -----------        -----------

         Income (loss) before income taxes                    631,640            222,133           (233,778)

Income tax provision (benefit)                                238,178             (2,694)           146,563
                                                          -----------        -----------        -----------

         Net income (loss)                                    393,462            224,827           (380,341)

Accumulated earnings - beginning                              764,869            631,612          1,011,953

Dividends paid                                                (32,816)           (91,570)                 -
                                                          -----------        -----------        -----------

Accumulated earnings - ending                              $1,125,515        $   764,869        $   631,612
                                                          ===========        ===========        ===========


        The accompanying notes are an integral part of these statements.

              SRS Communications Corp. and EDJ Communications, Inc.

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                         Six months
                                                                           ended             Year ended December 31,
                                                                          June 30,           -----------------------
                                                                            2001             2000             1999
                                                                            ----             ----             ----
Cash flows from operating activities

   Net income (loss)                                                     $ 393,462        $ 224,827        $(380,341)
   Adjustments to reconcile net income to net cash
       provided by (used in) operating activities
     Loss on disposal of equipment                                               -           42,661           30,228
     Depreciation                                                           90,930          175,258          196,562
     Provision for allowance for doubtful accounts                         131,703         (103,074)         189,475
     (Increase) decrease in assets
       Accounts receivable                                                (679,914)        (331,937)        (332,574)
       Security deposits                                                     2,253          (21,120)           7,546
       Prepaid expenses                                                          -                -          156,841
     Increase (decrease) in liabilities
       Accounts payable                                                   (223,123)          45,792          136,596
       Accrued expenses                                                    148,746          273,927          114,179
       Deferred income taxes                                               (43,863)         (84,662)         141,187
                                                                         ---------        ---------        ---------

         Net cash (used in) provided by operating activities              (179,806)         221,672          259,699
                                                                         ---------        ---------        ---------

Cash flows from investing activities
   Proceeds from sale of equipment                                               -                -           92,838
   Purchase of property and equipment                                      (72,729)        (100,630)         (88,565)
   Decrease in due to affiliate                                            (84,000)          30,977          219,105
   Investment in affiliated company                                         41,428                -          (41,428)
                                                                         ---------        ---------        ---------

         Net cash (used in) provided by investing activities              (115,301)         (69,653)         181,950
                                                                         ---------        ---------        ---------
Cash flows from financing activities
   (Decrease) in cash overdraft                                                  -                -          (54,813)
   Proceeds from notes payable                                                   -          500,000           30,042
   Principal payments on notes payable                                     (18,817)         (25,341)      (1,135,275)
   Net (repayments) advances on line of credit                              71,378           64,442          862,572
   Reduction of obligations under capital lease                                  -                -          (11,675)
   Proceeds (repayments) from officer loans                                      -           (3,500)           1,857
   Stock Subscription receivable                                            11,400                -                -
   Issuance of common stock                                                      -                -              250
   Dividends paid                                                          (32,816)         (91,570)               -
                                                                         ---------        ---------        ---------
         Net cash provided by (used in) financing activities                31,145          444,031         (307,042)
                                                                         ---------        ---------        ---------
         Net (decrease) increase in cash                                  (263,962)         596,050          134,607

Cash - beginning                                                           730,657          134,607                -
                                                                         ---------        ---------        ---------

Cash - ending                                                            $ 466,695        $ 730,657       $  134,607
                                                                         =========        =========       ==========

Supplemental disclosure of cash flow information
Cash paid during the year for interest                                   $  91,138        $ 209,219       $  113,615
                                                                         =========        =========       ==========

Cash paid during the year for income taxes                               $       -        $       -       $    3,042
                                                                         =========        =========       ==========

        The accompanying notes are an integral part of these statements.

              SRS Communications Corp. and EDJ Communications, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                  June 30, 2001 and December 31, 2000 and 1999


NOTE A - ACCOUNTING POLICIES

     1. Nature of Business

     SRS Communications Corp. and EDJ Communications, Inc. provide services to the television cable and wireless industry. The Companies services include installation and maintenance of television lines and wireless systems in the Northeastern and Southeastern parts of the United States.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     2. Principles of Combination

     The combined financial statements include the accounts of SRS Communications Corp. and EDJ Communications, Inc. All material intercompany accounts and transactions have been eliminated.

     3. Revenue Recognition

     The Companies derive their revenue from installation and maintenance of television lines and wireless systems. Revenue is recognized as contracted tasks are completed and billed.

     4. Property and Equipment

     Equipment and fixtures are stated at cost. Depreciation is provided over the estimated useful lives of the related assets using straight-line and accelerated methods.

       Equipment                                        5 years
       Furniture and fixtures                       5 - 7 years
       Vehicles                                     5 - 7 years

     5. Income Taxes

     SRS Communications, Corp. follows Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities as measured by the exacted tax rates which will be in effect when these differences reverse. Deferred tax expense is the result of changes in tax assets and liabilities.

     The stockholders of EDJ Communications, Inc. have elected to be treated for Federal tax purposes as a "small business corporation" under Section 1372(a) of the Internal Revenue Code. This election eliminates Federal income taxes at the corporate level as long as the Corporation meets various technical criteria as defined by the Internal Revenue Code.


                                   (continued)

     6. Advertising Costs

     Advertising costs are recognized in the period in which they are incurred.


     7. Use of Estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - PROPERTY AND EQUIPMENT

     At June 30, 2001, December 31, 2000 and 1999, details of property and equipment are as follows:

                                                                                   December 31,
                                                          June 30,        -------------------------------
                                                           2001               2000               1999
                                                       ------------       ------------       ------------
       Equipment                                        $   745,478        $   681,508       $    766,185
       Furniture and fixtures                               123,301            114,543            104,954
       Vehicles                                             630,354            630,353            587,686
                                                         ----------         ----------         ----------
                                                          1,499,133          1,426,404          1,458,825
       Accumulated Depreciation                            (802,303)          (711,373)          (626,505)
                                                         ----------         ----------         ----------

                                                        $   696,830        $   715,031        $   832,320
                                                        ===========        ===========        ===========

     For the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999, depreciation expense was $90,930, $175,258 and $196,562, respectively.

NOTE C - LINES OF CREDIT

     SRS Communications Corp. and EDJ Communications, Inc. have revolving lines of credit of $750,000 and $350,000, respectively, with a bank secured by the assets of the Companies. The loans bear interest at prime rate plus 2.25%. The lines of credit mature September 2001.

NOTE D - NOTES PAYABLE

     Notes payable consists of the following:

                                                                                                     December 31,
                                                                           June 30,        -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------
     Note payable to bank, due in monthly
        installments of $579, including interest at
        5.9% through January 2004, collateralized by
        a vehicle.                                                       $ 16,222           $  19,557           $ 25,175

                                   (continued)

                                                                                                     December 31,
                                                                          June 30,        -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------
     Note payable to bank, due in monthly
        installments of $6,888 including
        interest of prime rate plus 2.5% through
        August 2009, collateralized by the
        assets of the Companies, Commercial assets
        of a related party and personal property of
        certain shareholders.                                             $   464,795         $  480,277        $      -
                                                                          -----------         ----------        ---------
                                                                              481,017            499,834           25,175
    Less current maturities                                                    23,589             42,406            5,618
                                                                          -----------         ----------        ---------
                                                                          $   457,428         $  457,428        $  19,557
                                                                          ===========         ==========        =========

    Aggregate maturities of long-term debt are as follow:

                                                                                                      December 31,
                                                                          June 30,         -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------

       2000                                                              $         -        $         -        $    5,618
       2001                                                                   23,589             42,406             5,958
       2002                                                                   48,616             48,616             6,320
       2003                                                                   53,195             53,195             6,703
       2004                                                                   51,865             51,865               576
       2005                                                                   56,181             56,181                 -
       Thereafter                                                            247,571            247,571                 -
                                                                          ----------         ----------        ----------
                                                                         $   481,017        $   499,834        $   25,175
                                                                         ===========        ===========        ==========

NOTE E - COMMITMENTS

     The following is a summary of approximate future minimum lease rental commitments for noncancelable operating leases with terms of more than one year as of June 30, 2001, December 31, 2000 and 1999:

                                                                                                     December 31,
                                                                           June 30,        -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------

       2000                                                               $        -         $        -         $  114,000
       2001                                                                  197,000            394,000            394,000
       2002                                                                  362,000            362,000            362,000
       2003                                                                  351,000            351,000            351,000
       2004                                                                  311,000            311,000            311,000
       2005                                                                  199,000            199,000            199,000
       Thereafter                                                             34,000             34,000             34,000
                                                                          ----------         ----------         ----------

                                                                          $1,454,000         $1,651,000         $1,765,000
                                                                          ==========         ==========         ==========

                                   (Continued)

     Rental expense for all operating and vehicle leases for the six months ended June 30, 2001 and years ended December 31, 2000 and 1999 was approximately $287,000, $424,000 and $131,000, respectively.

NOTE F - RELATED PARTY TRANSACTIONS

     The Companies share common ownership with Vanderbilt, LLC. Rent expense for the six months ended June 30, 2001 and the years ended December 31, 2000 and 1999 included $30,000, $139,000 and $0, respectively, paid to Vanderbilt, LLC for the lease of real property on a month-to-month basis.

     At December 31, 2000 and 1999, the Companies have loans payable to Vanderbilt, LLC of $84,000 and $53,023, respectively. The loans are non-interest bearing with no formal repayment terms.

NOTE G - INCOME TAXES

     The provision for income tax expense (benefit) on continuing operations is as follows:

                                                                                                     December 31,
                                                                           June 30,        -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------
       Current
          Federal                                                        $   212,498         $   51,348         $   (7,728)
          State                                                               69,543             30,620             13,104

       Deferred
          Federal                                                            (32,635)           (60,858)           129,723
          State                                                              (11,228)           (23,804)            11,464
                                                                          ----------         ----------         ----------

                                                                         $   238,178         $   (2,694)        $  146,563
                                                                         ===========         ==========         ==========

     The components of the deferred tax liability as of June 30, 2001, December 31, 2000 and December 31, 1999 were as follows:

                                                                                                     December 31,
                                                                           June 30,        -------------------------------
                                                                            2001               2000               1999
                                                                        ------------       ------------       ------------

       Deferred tax items:
          Depreciation                                                   $   119,196        $    97,285        $   111,589
          Accounting method change                                            92,753            158,527            228,885
                                                                          ----------        -----------        -----------

              Total deferred tax liability                               $   211,949        $   255,812        $   340,474
                                                                         ===========        ===========        ===========

NOTE H - BUSINESS, MAJOR CUSTOMERS AND CREDIT RISK

     The Companies operate in one business segment that provides maintenance and installation of television lines and wireless systems. The majority of the Companies' revenues and accounts receivable relates to customers in these industries.

     The Companies' revenues for the six months ended June 30, 2001 included two customers who individually contributed 38% and 16%. In fiscal 2000, revenues included three customers contributed 29%, 15% and 13%, respectively. In fiscal 1999, these three customers contributed 28%, 25% and 15%, respectively. No other customer contributed more than 10% of revenues in any of these periods.


                                   (Continued)

NOTE I - PENSION PLAN

     The Companies have instituted a 401(k) retirement plan effective October 1997. Eligible employees may contribute up to 15% of their pay with a maximum contribution of $9,500. For the six months ended June 30, 2001 and years ended December 31, 2000 and 1999, the Companies have elected not to match the employees' contributions.

NOTE J - CONTINGENCIES

     In 1999, the Companies accrued $65,000 as the anticipated cost of resolving a dispute with a former employee. The dispute was settled in 2000 for $60,000.

     The Companies are from time to time subject to routine legal proceedings and claims that arise in the ordinary course of its business. In the opinion of management, after consultation with outside legal counsel the ultimate disposition of such proceedings will not have a material adverse effect on the Companies' financial position.

         (b) Pro Forma Financial Information


AM Communications Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

The following Unaudited Pro Forma Condensed Combined Financial Statements reflect the acquisitions of all the outstanding capital stock of SRS Communications Corp. and EDJ Communications, Inc. , collectively, ( the "Acquired Companies") by AM Broadband Services , Inc. a wholly-owned subsidiary of AM Communications Inc., collectively, with AM Broadband Services, Inc. ( the "Company").

                     Index to Pro Forma Financial Statements

Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2001.........13

Unaudited Pro Forma Condensed Combined Statement of Income for the year ended March 31, 2001..........................................................14

Unaudited Pro Forma Condensed Combined Statement of Income for the three months ended June 30, 2001...........................................................15

Notes to Unaudited Pro Forma Condensed Combined Financial Statements..........16

The Unaudited Pro Forma Condensed Combined Balance Sheet reflects the acquisition as if it had occurred on June 30, 2001. The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended March 31, 2001 and the three months ended June 30, 2001 reflect the acquisition as if it had occurred at the beginning of the fiscal periods presented. The pro forma information is based on the historical financial statements of the Company and the "Acquired Companies" after giving effect to the acquisition using the purchase method of accounting. Under this method of accounting, the aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, the excess of the purchase price over the book value of net assets of the "Acquired Companies" has been recorded as goodwill. The actual allocation of the purchase price will be determined within a reasonable period of time after the consummation of the transaction and will be based upon an evaluation of the assets acquired and liabilities assumed. The information presented herein may differ from the final purchase price allocation. The Unaudited Pro Forma Condensed Combined Financial Statements reflect assumptions deemed appropriate by the Company, which are described in the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements. Cost savings benefits expected to be derived from the acquisition are not reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to be indicative of the Company's financial position or results of operations had the acquisition actually occurred on the dates presented nor are they necessarily indicative of the Company's future performance. The Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the separate audited historical Consolidated Financial Statements of the Company and notes thereto set forth in the Company's 2001 annual report on Form 10-KSB and the unaudited financial statements of the Company for the three month period ended June 30, 2001 set forth in its Quarterly Report on Form 10-QSB and the historical Consolidated Financial Statements of the "Acquired Companies" and the notes thereto which are included in this current report on Form 8-K/A.

In the opinion of the Company's management, subject to finalization of the purchase price allocation, all adjustments have been made that are necessary to present fairly the pro forma data.

                             AM Communications, Inc
              Unaudited Pro Forma Condensed Combined Balance Sheet
                                  June 30, 2001
                                 (In Thousands)

                                                       AM                SRS & EDJ          Pro Forma              Pro Forma
                                                 Communications        Communications       Adjustments            Combined
  ASSETS

Cash                                                $     283            $     467                                $     750
Accounts receivable, net                                3,079                2,408                -                   5,487
Due from affiliates                                       200                    -                                      200
Inventory                                               2,815                    -                                    2,815
Prepaid and other expenses                                153                    -                                      153
                                                 ---------------------------------------------------------------------------

Total Current Assets                                    6,530                2,875                -                   9,405


Property and equipment , net                              245                  697                                      942
Other assets                                               12                   19            5,800  (a)              5,831
                                                 ---------------------------------------------------------------------------
  Total Assets                                      $   6,787           $    3,591         $  5,800               $  16,178
                                                 ===========================================================================

  LIABILITIES

Short-term debt                                     $   1,282           $    1,022         $  1,000  (a)          $   3,304
Accounts payable                                        1,655                  153            1,150  (a)              2,958
Accrued expenses                                        1,289                  597               90  (a)              1,976
Deferred revenue                                           79                    -                                       79
Taxes payable                                               -                  115                                      115
                                                 ---------------------------------------------------------------------------
Total Current Liabilities                               4,305                1,887            2,240                   8,432

Long-term debt                                             53                  467            2,000  (a)              2,520
Senior convertible preferred stock                      1,983                                                         1,983
Deferred income taxes                                       -                   97                                       97

                                                                                              2,700  (a)

Stockholders' equity                                      446                1,140           (1,140) (a)              3,146
                                                 ---------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity          $   6,787           $    3,591         $  5,800               $  16,178
                                                 ===========================================================================


          The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                             AM Communications Inc.
           Unaudited Pro Forma Condensed Combined Statement of Income
                        For the Year Ended March 31, 2001
                     (In Thousands , Except Per Share Data)

                                                                                                Pro Forma
                                                         AM               SRS & EDJ             Pro Forma             Pro Forma
                                                    Communications       Communications        Adjustments            Combined

Revenues                                             $  15,894             $  10,775                                  $  26,669

Cost of sales                                            7,836                 8,503                                     16,339
Selling, general and administrative expenses             3,234                 2,039                                      5,273
Research and development                                 3,512                     -                                      3,512
                                                    ----------------------------------------------------------------------------
Operating income                                         1,312                   233                                      1,545
Other (expense), net                                      (136)                  (11)             (150)  (b)               (297)
                                                    ----------------------------------------------------------------------------
Income (loss)  before income taxes                       1,176                   222              (150)                   1,248
Income tax provision (benefit)                              12                    (3)              (53)  (c)                (44)
                                                    ----------------------------------------------------------------------------
Net income (loss)                                     $  1,164             $     225          $    (97)               $   1,292
                                                    ============================================================================
Basic Net Income per share                            $   0.03                                                        $    0.03

Diluted Net Income per share                          $   0.02                                                        $    0.02

Shares used in computation of -
  Basic Net Income per share                            35,456                                                           44,456

Shares used in computation of -
  Diluted Net Income per share                          52,636                                                           61,636


          The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                             AM Communications Inc.
           Unaudited Pro Forma Condensed Combined Statement of Income
                    For the Three Months Ended June 30, 2001
                     (In Thousands , Except Per Share Data)

                                                                                              Pro Forma
                                                          AM               SRS & EDJ          Pro Forma          Pro Forma
                                                    Communications       Communications      Adjustments          Combined

Revenues                                              $  4,026            $   3,783                               $ 7,809

Cost of sales                                            1,895                2,594                                 4,489
Selling, general and administrative expenses               899                  679                                 1,578
Research and development                                   917                    -                                   917
                                                    ----------------------------------------------------------------------
Operating income                                           315                  510                                   825
Other income (expense), net                                (37)                   4              (38)  (b)            (71)
                                                    ----------------------------------------------------------------------
Income (loss)  before income taxes                         278                  514              (38)                 754
Income tax provision (benefit)                               9                  194              (13)  (c)            190
                                                    ----------------------------------------------------------------------
Net income (loss)                                     $    269            $     320         $    (25)             $   564
                                                    ======================================================================
Basic Net Income per share                            $   0.01                                                    $  0.01
Diluted Net Income per share                          $   0.01                                                    $  0.01
Shares used in computation of -
  Basic Net Income per share                            43,365                                                     52,365

Shares used in computation of -
  Diluted Net Income per share                          51,070                                                     60,070

          The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined Financial Statements.

                             AM Communications Inc.
           Notes to Unaudited Pro Forma Condensed Financial Statements
                     (In Thousands , except per share Data)

(a) The aggregate purchase price for the acquisition of the stock of the Acquired Companies was determined as follows: the closing price of AM Communications Inc.'s common stock on October 1, 2001 (the date the acquisition was completed) was $.30 per share and 9,000 shares were issued in conjunction with the acquisition having an aggregate value of $2,700. In addition, the Company has an obligation to pay $1,150 in cash from the proceeds of collections from outstanding accounts receivable. The Company also issued a $3,000 five percent (5%) per annum sub-ordinated promissory note to the sellers of the stock of the Acquired Companies and incurred estimated direct acquisition costs of $90. The excess of the purchase price over the book value of SRS Communications Corp. and EDJ Communications Inc. net assets of $1,140 is $5,800. This amount has been allocated to goodwill as follows :
         ($2,700 + 1,150 + 3,000 + 90 - 1,140).

(b) To record interest expense on the incremental debt of $3,000 at five percent (5%). The charge to expense for each the periods presented is $150 for the year ended March 31, 2001 and $38 for the quarter ended June 30, 2001.

(c) To record the tax effect of the pro forma adjustments at the statutory rate of 35% for the periods presented.

                                 Exhibits Index
                                 --------------
Exhibit
Number   Description
------   -----------
2 Stock Purchase agreement made on September 7, 2001 between AM BROADBAND SERVICES, INC. (the "Buyer") and AM COMMUNICATIONS, Inc. (the "Parent") and all the shareholders of SRS COMMUNICATION CORP. and EDJ COMMUNICATIONS, INC. collectively the "Sellers". Filed in summary form with the Commission on October 15, 2001 as Exhibit 2 to the current report on Form 8-K and incorporated by reference herein.

4 Registration rights agreement between the Registrant and the Sellers dated October 1, 2001. Whereas the Registrant agrees to register, pursuant to the applicable securities laws, the shares of the Restricted Stock issued as part of the "Purchase Agreement". Filed with the Commission on October 15, 2001 as Exhibit 4 to the current report on Form 8-K and incorporated by reference herein.

23       Consent of independent certified public accountants Grant Thornton LLP.


                                    Signature

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, The Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AM COMMUNICATIONS, INC.

        December 14, 2001                By: /s/ H. Charles Wilson, III
                                             --------------------------
                                             H. Charles Wilson, III, Chief
                                             Accounting Officer and Authorized
                                             Representative of the Registrant